 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-281967
Prospectus supplement
(To prospectus dated September 6, 2024)
$1,250,000,000
Plains All American Pipeline, L.P.
PAA Finance Corp.
$700,000,000 4.700% Senior Notes due 2031
$550,000,000 5.600% Senior Notes due 2036

Plains All American Pipeline, L.P. and PAA Finance Corp. are offering $1.25 billion aggregate principal amount of debt securities, consisting of $700 million aggregate principal amount of 4.700% Senior Notes due 2031 (the “2031 Notes”) and $550 million aggregate principal amount of 5.600% Senior Notes due 2036 (the “2036 Notes,” and together with the 2031 Notes, the “Notes”).
We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The 2031 Notes will mature on January 15, 2031, unless redeemed prior to the maturity date. The 2036 Notes will mature on January 15, 2036, unless redeemed prior to the maturity date.
We may, at our option, redeem the Notes of either series at any time in whole or from time to time in part, prior to maturity, at the redemption prices as described herein under “Description of Notes — Optional Redemption.”
The Notes will be the unsecured senior obligations of Plains All American Pipeline, L.P. and PAA Finance Corp. and will rank equally in right of payment with their other senior indebtedness from time to time outstanding.
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2031 Note	Total 2031 Notes	Per 2036 Note	Total 2036 Notes
Public Offering Price(1)	99.865%	$699,055,000	99.798%	$548,889,000
Underwriting Discount	0.600%	$4,200,000	0.650%	$3,575,000
Proceeds, Before Expenses, to Us	99.265%	$694,855,000	99.148%	$545,314,000

(1)
Plus accrued interest, if any, from September 8, 2025.

The underwriters expect to deliver the Notes in book-entry form only through facilities of The Depository Trust Company for the account of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment on or about September 8, 2025.

Joint Book-Running Managers
BofA Securities	Barclays	PNC Capital Markets LLC	TD Securities	Wells Fargo Securities
BMO Capital Markets	CIBC Capital Markets	Citigroup	ING	J.P. Morgan
Mizuho	MUFG	RBC Capital Markets	Regions Securities LLC	Scotiabank
SMBC Nikko	Truist Securities			US Bancorp
Co-managers
Morgan Stanley	Zions Capital Markets

The date of this prospectus supplement is September 3, 2025.

Prospectus supplement
Prospectus

S-i

Important notice about information in this prospectus
supplement and the accompanying base prospectus
This document is in two parts. The first part is the prospectus supplement, which describes our business and the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information and includes disclosures regarding the Notes and additional disclosures that would pertain if at some time in the future we were to offer other series of our debt securities or our common units or preferred units. Accordingly, the accompanying base prospectus may contain information that does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.
If the description of the offering varies between the prospectus supplement and the accompanying base prospectus, you should rely on the information in the prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer of the Notes in any jurisdiction where the offer is not permitted. Except for information that is specifically tied to a particular date, you should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is accurate as of any date other than the date on the front of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The information in this prospectus supplement is not complete. You should review carefully all of the detailed information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and the documents we have incorporated by reference before making any investment decision.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements” and “Risk Factors.”
We expect delivery of the Notes will be made against payment therefor on or about September 8, 2025, which is the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

S-ii

Forward-looking statements
All statements included or incorporated by reference in this prospectus supplement or the accompanying base prospectus, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
•
risks related to the Canadian NGL Divestiture and the EPIC Acquisition (each, as defined herein), including the risk that the Canadian NGL Divestiture or the EPIC Acquisition is not consummated on the terms expected or on the anticipated schedule, or at all, and the effect of the announcement or pendency of the Canadian NGL Divestiture or the EPIC Acquisition on our business relationships, operating results, employees, stakeholders and business generally;

•
general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;

•
declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and natural gas liquids (“NGL”) production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;

•
fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;

•
unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

•
the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

•
the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities and realize benefits therefrom, including the transactions described below under “Prospectus Supplement Summary — Recent Developments”;

•
the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses, including the EPIC Acquisition, as described below under “Prospectus Supplement Summary — Recent Developments”;

•
environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;

•
negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

S-iii

•
the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;

•
weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including hurricanes, floods, wildfires and drought);

•
the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, trade tariffs, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines, (ii) negatively impact our ability to develop, operate or repair midstream assets, or (iii) otherwise negatively impact our business or increase our exposure to risk;

•
negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;

•
the pace of development of natural gas or other infrastructure and its impact on expected crude oil production growth in the Permian Basin;

•
the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

•
loss of key personnel and inability to attract and retain new talent;

•
disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

•
the effectiveness of our risk management activities;

•
shortages or cost increases of supplies, materials or labor;

•
maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;

•
our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;

•
the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;

•
failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

•
tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

•
the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;

•
the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

•
the currency exchange rate of the Canadian dollar to the United States dollar;

•
the deferral of current revenue recognition attributable to deficiency payments received from customers who fail to ship or move their minimum contracted volumes;

S-iv

•
significant under-utilization of our assets and facilities;

•
increased costs, or lack of availability, of insurance;

•
fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

•
risks related to the development and operation of our assets; and

•
other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL.

Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated in this prospectus supplement by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

S-v

Prospectus supplement summary
This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the other documents to which we refer herein and therein for a more complete understanding of this offering of Notes. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated in this prospectus supplement by reference, for information regarding risks you should consider before making a decision to purchase any Notes in this offering.
For purposes of this prospectus supplement and the accompanying base prospectus, except as set forth in “Description of Notes” and unless the context clearly indicates otherwise, references to “PAA,” the “Partnership,” “we,” “us,” “our” and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. With respect to the cover page and in the section entitled “— The Offering,” “we,” “our” and “us” refer only to Plains All American Pipeline, L.P. and, as the context requires, PAA Finance Corp., but not to any of the other subsidiaries of Plains All American Pipeline, L.P. References to our “general partner,” as the context requires, include any or all of PAA GP LLC, Plains AAP, L.P. and Plains All American GP LLC.
Plains All American Pipeline, L.P.
We are a publicly traded Delaware limited partnership. Our business model integrates large-scale supply aggregation capabilities with the ownership and operation of critical midstream infrastructure systems that connect major producing regions to key demand centers and export terminals. As one of the largest midstream service providers in North America, we own an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins (including the Permian Basin) and transportation corridors and at major market hubs in the United States and Canada. Our assets and the services we provide are primarily focused on crude oil and NGL and conducted through two operating segments: Crude Oil and NGL.
Recent Developments
The Canadian NGL Divestiture
On June 17, 2025, a wholly-owned subsidiary (the “Seller”) of the Partnership entered into a definitive Share Purchase Agreement with Keyera Corp., an Alberta Corporation (“Keyera”), pursuant to which Keyera will purchase from Seller all of the issued and outstanding shares of Plains Midstream Canada ULC, a subsidiary of the Partnership that owns substantially all of its NGL business, for a cash purchase price of approximately C$5.15 billion, subject to adjustments (the “Canadian NGL Divestiture”). We will retain substantially all NGL assets located in the United States and all crude oil assets located in Canada. The Canadian NGL Divestiture is expected to close in the first quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals. The closing of this offering is not contingent on the consummation of the Canadian NGL Divestiture, and the consummation of the Canadian NGL Divestiture is not contingent on the closing of this offering. No assurance can be given that the Canadian NGL Divestiture will ultimately be consummated on the terms and schedule currently contemplated, or at all.
EPIC Acquisition
On August 30, 2025, a wholly owned subsidiary of the Partnership entered into a definitive agreement to acquire a 55% non-operated interest in EPIC Crude Holdings, LP, a Delaware limited partnership (“EPIC Crude”), for approximately $1.57 billion, inclusive of approximately $600 million of debt (the “EPIC Acquisition”). Additionally, the Partnership has agreed to a potential $193 million earnout payment should an expansion of the pipeline to a capacity of at least 900,000 barrels per day (“bpd”) be formally sanctioned before year-end 2027. Subject to the satisfaction or waiver of customary closing conditions and regulatory approval, we anticipate that the EPIC Acquisition will be completed by early 2026. EPIC Crude operates 800-miles of long-haul pipelines, including the EPIC Pipeline, that extends from the Permian Basin to Corpus

Christi and services the Midland, Delaware and Eagle Ford basins. This pipeline currently operates at a capacity of greater than 600,000 bpd and has total operational storage of approximately 7 million barrels.
We intend to use a portion of the net proceeds of this offering, together with cash on hand and borrowings under our commercial paper program, to fund the EPIC Acquisition. The closing of this offering is not conditioned on the consummation of the EPIC Acquisition, and the consummation of the EPIC Acquisition is not contingent on the closing of this offering. No assurance can be given that the EPIC Acquisition will ultimately be consummated on the terms and schedule currently contemplated, or at all.
Our Principal Executive Offices
Our executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002. Our telephone number is (713) 646-4100. We maintain a website at www.plains.com where we routinely post important information about our business and operations. Information contained on or available through our website is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.
Additional Information
For additional information about us, including our partnership structure and management, please refer to the documents set forth under “Where You Can Find More Information” in this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-14569), our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 and any subsequent Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), each of which is incorporated by reference herein.

The offering
The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Our Debt Securities” section of the accompanying base prospectus contain a more detailed description of the terms of the Notes.
Issuers
Plains All American Pipeline, L.P. and PAA Finance Corp.
PAA Finance Corp., a Delaware corporation, is a wholly owned subsidiary of Plains All American Pipeline, L.P. that has been organized for the purpose of co-issuing our existing notes, the Notes offered hereby and the notes issued in any future offerings. PAA Finance Corp. does not have operations of any kind and will not have any revenue other than as may be incidental to its activities as a co-issuer of our debt securities.
Future guarantees
Initially, the Notes will not be guaranteed by any subsidiaries of the issuers. In the future, however, if any subsidiary guarantees any of the issuers’ other debt, then such subsidiary will, jointly and severally, fully and unconditionally guarantee the issuers’ payment obligations under the Notes. See “Description of Notes — Possible Future Guarantees.”
Notes offered
$700,000,000 aggregate principal amount of 4.700% Senior Notes due 2031 and $550,000,000 aggregate principal amount of 5.600% Senior Notes due 2036.
Maturity date
The 2031 Notes will mature on January 15, 2031. The 2036 Notes will mature on January 15, 2036.
Interest rate
4.700% for the 2031 Notes and 5.600% for the 2036 Notes.
Interest payment dates
We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on  January 15, 2026.
Optional redemption
We may redeem either or both series of the Notes, in whole or in part, at any time and from time to time prior to maturity. If we redeem the 2031 Notes before December 15, 2030 or the 2036 Notes before October 15, 2035 (each date, a “Par Call Date” with respect to the applicable series of the Notes), then the redemption price will equal the applicable make-whole price described in this prospectus supplement under “Description of Notes — Optional Redemption.” If we redeem the Notes on or after the applicable Par Call Date, we will pay an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the redemption date. See “Description of Notes — Optional Redemption.”
Ranking
The Notes will be senior unsecured obligations of the issuers and will rank equally in right of payment with the existing and future senior indebtedness of the issuers.
Certain covenants
The Notes will be issued under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:
•
incur liens on principal properties to secure debt;

•
engage in sale-leaseback transactions; and

•
merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.

See “Description of Notes — Covenants.”
Use of proceeds
The net proceeds of this offering will be approximately $1,236.5 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the offering to redeem the 4.65% Senior Notes due October 2025 and to use the remaining net proceeds to fund a portion of the purchase price for the EPIC Acquisition and, pending such uses, for general partnership purposes, which may include, among other things, intra-group lending and related transactions, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital. If we do not complete the EPIC Acquisition, we expect to use the portion of the net proceeds from this offering related thereto for general partnership purposes as described above. See “Use of Proceeds.”
Certain of the underwriters or their affiliates may hold some of the 4.65% Senior Notes due October 2025 to be redeemed with proceeds from this offering and, accordingly, may receive a substantial portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”
Book-entry, delivery and form
The Notes of each series will be represented by one or more permanent global certificates in fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.
Further issuances
We may create and issue additional Notes of either series ranking equally and ratably in all respects with the Notes of that series offered by this prospectus supplement, so that such additional Notes will be consolidated and form a single series with the applicable series of Notes offered by this prospectus supplement and will have the same terms, as to status, redemption or otherwise, except for the issue date, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional Notes.
No listing
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. See “Risk Factors — Risks Related to the Notes — Your ability to transfer the Notes may be limited by the absence of an organized trading market.”
Governing law
State of New York.
Trustee
U.S. Bank Trust Company, National Association.
Risk factors
Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference herein and therein. In particular, you should consider carefully the specific risks set forth in “Risk Factors” beginning on page S-5 of this prospectus supplement.

Risk factors
Before making an investment in the Notes offered hereby, you should carefully consider the risk factors discussed herein and those included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-14569), and in any of our subsequent quarterly or current reports, which are incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the value of the Notes could decline, and you could lose all or part of your investment.
Risks related to the notes
Your right to receive payments on the Notes is unsecured and will be effectively subordinated to our existing and future secured indebtedness and will be structurally subordinated as to any existing and future indebtedness and other obligations of our subsidiaries, other than subsidiaries that may guarantee the Notes in the future.
The Notes are effectively subordinated to claims of our secured creditors and to any existing and future indebtedness and other obligations of our subsidiaries, including trade payables, other than subsidiaries that guarantee the Notes in the future. As of June 30, 2025, on an as adjusted basis as described under “Capitalization,” the Notes would not have been effectively subordinated to any secured indebtedness and would not have been structurally subordinated to any of our subsidiaries’ indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary, other than a subsidiary that guarantees the Notes in the future, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the Notes.
Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.
Our leverage is significant in relation to our partners’ capital. As of June 30, 2025, on an as adjusted basis as described under “Capitalization,” our total outstanding long-term debt was approximately $8.4 billion, and our total outstanding short-term debt was approximately $238 million. Various limitations in our credit facilities and other debt instruments may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions.
Our leverage could have important consequences to investors in the Notes. We will require substantial cash flow to meet our principal and interest obligations with respect to the Notes and our other consolidated indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our credit facilities to service our indebtedness, although either series of the Notes may need to be refinanced at or prior to maturity in whole or in part. A significant downturn in the hydrocarbon industry or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We can give no assurance that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.
Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

Your ability to transfer the Notes may be limited by the absence of an organized trading market.
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in each series of the Notes, they are not obligated to do so. In addition, the underwriters may discontinue any such market making at any time without notice. The liquidity of any market for either series of the Notes will depend on the number of holders of such series of the Notes, the interest of securities dealers in making a market in such series of the Notes and other factors. Accordingly, we can give no assurance as to the development, continuation or liquidity of any market for either series of the Notes.
We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.
We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the Notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facilities and applicable state partnership laws and other laws and regulations. Pursuant to our credit facilities, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under our credit facilities. If we are unable to obtain the funds necessary to pay the principal amount at maturity with respect to either series of the Notes, we may be required to adopt one or more alternatives, such as a refinancing of either series of the Notes. We cannot assure you that we would be able to refinance the Notes.
Changes in our credit rating or outlook or in the rating assigned by a rating agency to the Notes of either series could adversely affect the market price or liquidity of such Notes.
Credit rating agencies continually revise their ratings and outlook for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings or outlook for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes of either series. A negative change in our ratings or outlook could have an adverse effect on the price of such Notes.
We expect that each series of the Notes will be rated by nationally recognized statistical rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of such Notes.
We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the Notes or to repay the Notes at their respective maturities.
Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, 100% of our available cash to our unitholders of record. Available cash is generally defined as all of our cash receipts and cash equivalents on hand at the end of each quarter less reserves established in the discretion of our general partner for future requirements. Our available cash also includes cash on hand resulting from borrowings made after the end of the quarter. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnerships in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:
•
to provide for the proper conduct of our business and the business of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

•
to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation;

•
to provide funds for distributions to our preferred unitholders; or

•
to provide funds for distributions to our common unitholders for any one or more of the next four calendar quarters.

Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units may decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.
Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes and not being subject to a material amount of entity-level taxation by individual states or foreign jurisdictions. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for U.S. federal income tax purposes, or if we become subject to entity-level taxation for state or foreign tax purposes, our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.
A publicly traded partnership such as us may be treated as a corporation for federal income tax purposes unless it satisfies a “qualifying income” requirement as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”). Based upon our current operations and current U.S. Treasury Regulations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity and our cash available for payment of principal and interest on the Notes and other indebtedness could be substantially reduced.
In addition, several states impose and others have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are subject to entity-level tax on the portion of our income apportioned to Texas. Imposition of any similar or additional federal or foreign taxes on us could substantially reduce our cash available for payment of principal and interest on the Notes and our other indebtedness.
If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us, in which case our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.
If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us. To the extent possible under these rules, our general partner may elect to either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, issue a revised information statement to each unitholder and former unitholder with respect to an audited and adjusted return. Although our general partner may elect to have our unitholders and former unitholders take such audit adjustments into account and pay any resulting taxes (including applicable penalties or interest) in accordance with their interests in us during the tax year under audit, there can be no assurance that such election will be practical, permissible or effective in all circumstances. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.
Risks related to the Canadian NGL Divestiture and the EPIC Acquisition
There can be no assurances when or if either the Canadian NGL Divestiture or the EPIC Acquisition will be completed.
Although we expect to complete the Canadian NGL Divestiture in the first quarter of 2026 and the EPIC Acquisition by early 2026, there can be no assurances as to the exact timing of the consummation of the Canadian NGL Divestiture or the EPIC Acquisition or that either will be completed at all. The consummation of each of the Canadian NGL Divestiture and the EPIC Acquisition is subject to numerous conditions, including, among others, (i) the absence of any law, order or injunction prohibiting such transaction, (ii) obtaining applicable regulatory approvals, (iii) the accuracy of each party’s representations and warranties, subject to certain materiality thresholds set forth in the transaction agreement related thereto and (iv) each party’s compliance with its covenants and agreements contained in the transaction agreement related thereto. There can be no assurance that the conditions required to complete either the Canadian NGL Divestiture or the EPIC Acquisition, some of which are beyond the control of us and the other parties to the transactions, will be satisfied or waived on the anticipated schedule, or at all. This offering is not contingent on the consummation of either the Canadian NGL Divestiture or the EPIC Acquisition, and neither the consummation of the Canadian NGL Divestiture nor the consummation of the EPIC Acquisition is contingent on the closing of this offering.

Use of proceeds
The net proceeds of this offering will be approximately $1,236.5 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the offering to redeem the 4.65% Senior Notes due October 2025 and to use the remaining net proceeds to fund a portion of the purchase price for the EPIC Acquisition and, pending such uses, for general partnership purposes, which may include, among other things, intra-group lending and related transactions, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital. If we do not complete the EPIC Acquisition, we expect to use the portion of the net proceeds from this offering related thereto for general partnership purposes as described above.
As of June 30, 2025, we had $1.0 billion aggregate principal amount of our 4.65% Senior Notes due October 2025 outstanding, which bear interest at an annual rate of 4.65% and mature on October 15, 2025.
Certain of the underwriters or their affiliates may hold some of the 4.65% Senior Notes due October 2025 to be redeemed with proceeds from this offering and, accordingly, may receive a substantial portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

Capitalization
The following table sets forth our capitalization as of June 30, 2025:
•
on a historical basis; and

•
as adjusted to give effect to the sale of the Notes offered hereby and the application of the net proceeds therefrom as described under “Use of Proceeds” in this prospectus supplement, subject to the exclusions described below.

The table below does not give effect to the pending Canadian NGL Divestiture or the EPIC Acquisition. This offering is not contingent on the consummation of either the redemption of the 4.65% Senior Notes due October 2025, the Canadian NGL Divestiture or the EPIC Acquisition, and neither the redemption of the 4.65% Senior Notes due October 2025, the consummation of the Canadian NGL Divestiture nor the consummation of the EPIC Acquisition is contingent on the closing of this offering.
This table should be read in conjunction with our financial statements and the notes thereto that are incorporated by reference into this prospectus supplement.
	As of June 30, 2025
	Historical	As adjusted
		(in millions)
CASH AND CASH EQUIVALENTS	$459	$459
SHORT-TERM DEBT
Commercial paper notes(1)	462	225
Other	13	13
Total short-term debt	$475	$238
LONG-TERM DEBT
Senior notes
4.65% senior notes due October 2025(2)	$1,000	$—
4.50% senior notes due December 2026	750	750
3.55% senior notes due December 2029	1,000	1,000
3.80% senior notes due September 2030	750	750
5.70% senior notes due September 2034	650	650
5.95% senior notes due June 2035	1,000	1,000
6.70% senior notes due May 2036	250	250
6.65% senior notes due January 2037	600	600
5.15% senior notes due June 2042	499	499
4.30% senior notes due January 2043	348	348
4.70% senior notes due June 2044	687	687
4.90% senior notes due February 2045	649	649
Unamortized discounts and debt issuance costs	(50)	(63)
4.700% senior notes due January 2031	—	700
5.600% senior notes due January 2036	—	550
Other	71	71
Total long-term debt	$8,204	$8,441
PARTNERS’ CAPITAL
Series A preferred unitholders	$1,246	$1,246
Series B preferred unitholders	787	787
Common unitholders	7,673	7,673
Noncontrolling interests	3,243	3,243
Total partners’ capital	$12,949	$12,949
Total capitalization	$21,153	$21,390

(1)
As of June 30, 2025, we had $462 million in outstanding borrowings under our commercial paper program, which is backstopped by our senior secured hedged inventory facility and our senior unsecured revolving credit facility, and $2.2 billion in available credit capacity under such facilities.

(2)
As of June 30, 2025, we classified the 4.65% Senior Notes due October 2025 as long-term based on our ability and intent to refinance the 4.65% Senior Notes due October 2025 on a long-term basis, including through the application of the net proceeds from this offering.

Description of notes
We will issue the Notes under an indenture (the “Base Indenture”) dated as of September 25, 2002, among us and U.S. Bank Trust Company, National Association, as successor trustee, and a supplemental indenture thereto with respect to each series of the Notes to be dated as of September 8, 2025 (the Base Indenture, as supplemented by such supplemental indentures with respect to each series of Notes, the “Indenture”). Each series of the Notes will constitute a new series of debt securities under the Base Indenture, and multiple other series are now outstanding under the Base Indenture, issued under various supplemental indentures.
As used in this description, the terms “we,” “us” and “our” refer to Plains All American Pipeline, L.P. and PAA Finance Corp. as co-issuers of the Notes and not to any of their Subsidiaries or affiliates, and references to “Plains All American Pipeline” are to Plains All American Pipeline, L.P. Other capitalized terms that are used in this section of the prospectus supplement have the meanings assigned to them in the Indenture, and we have included some of those definitions at the end of this section. See “— Definitions.” Also, in this section, the term “holders” means The Depository Trust Company or its nominee and not the persons who own beneficial interests in the Notes through participants in The Depository Trust Company. Please review the special considerations that apply to beneficial owners under “Book-Entry, Delivery and Form.”
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of Notes. You may request copies of the Base Indenture and the supplemental indentures creating the Notes from us as set forth under “Where You Can Find More Information.”
This description is intended to be an overview of the material provisions of the Notes and is intended to supplement and, to the extent of any inconsistency, replace the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus, to which we refer you. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.
General Description of Each Series of the Notes
Each series of the Notes will be:
•
our senior unsecured indebtedness ranking equally in right of payment with all of our existing and future unsubordinated indebtedness;

•
a new series of debt securities issued under the Base Indenture;

•
non-recourse to our general partner;

•
senior in right of payment to any of our future subordinated indebtedness;

•
effectively junior to any of our existing and future secured indebtedness, to the extent of the security for that debt; and

•
structurally junior to existing and future indebtedness and other obligations of our Subsidiaries, including trade payables, other than Subsidiaries that guarantee the Notes in the future.

As of June 30, 2025, on an as adjusted basis as described under “Capitalization,” the Notes would not have been effectively subordinated to any secured indebtedness and would not have been structurally subordinated to any of our subsidiaries’ indebtedness. See “Risk Factors — Risks Related to the Notes — Your right to receive payments on the Notes is unsecured and will be effectively subordinated to our existing and future secured indebtedness and will be structurally subordinated as to any existing and future indebtedness and other obligations of our subsidiaries, other than subsidiaries that may guarantee the Notes in the future.”
The Indenture will not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. Except to the extent described under “— Covenants,” the Indenture does not limit our ability or the ability of our subsidiaries to incur either secured or unsecured additional indebtedness.

Further issuances
We may, from time to time, without notice to or the consent of the holders of the Notes of either series, create and issue additional Notes of either series ranking equally and ratably in all respects with the Notes of that series offered by this prospectus supplement, so that such additional Notes will be consolidated and form a single series with the applicable series of Notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise as such Notes (except for the issue date, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional Notes).
Principal, maturity and interest
We will issue $700,000,000 aggregate principal amount of the 2031 Notes and $550,000,000 aggregate principal amount of the 2036 Notes. The 2031 Notes will mature on January 15, 2031 and the 2036 Notes will mature on January 15, 2036. The 2031 Notes will bear interest at an annual rate of 4.700%. The 2036 Notes will bear interest at an annual rate of 5.600%. Interest on the Notes will accrue from September 8, 2025 and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2026 (the “interest payment dates”). We will make each interest payment to the holders of record at the close of business on January 1 and July 1 preceding such interest payment dates, as applicable. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
If any interest payment date, redemption date or maturity date of the Notes is not a business day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, redemption date or maturity date and no further interest will accrue as a result of such delay.
No liability of general partner
Plains All American Pipeline’s general partner and its directors, officers, employees and members (in their capacities as such) will not have any liability for our obligations under the Notes. In addition, the Managing General Partner, and its directors, officers, employees and members, will not have any liability for our obligations under the Notes. By accepting the Notes, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. This waiver may not be effective, however, to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Possible future guarantees
Initially, the Notes will not be guaranteed by any of our Subsidiaries. If at any time after the issuance of the Notes, including following any release of a future Subsidiary Guarantor from its guarantee under the Indenture, a Subsidiary of Plains All American Pipeline (including any future Subsidiary) guarantees any of our debt, we will cause such Subsidiary to guarantee the Notes in accordance with the Indenture by simultaneously executing and delivering a supplemental indenture.
Provided that no default shall have occurred and shall be continuing under the Indenture, a future Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:
•
upon any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor, including by way of merger, consolidation or otherwise, to any Person that is not our affiliate (provided such sale or other disposition is not prohibited by the Indenture);

•
upon any sale or other disposition of all of our direct or indirect equity interests in that Subsidiary Guarantor to any Person that is not our affiliate; or

•
following delivery of a written notice of the release from the guarantee by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours (other than debt securities issued under the Base Indenture).

Optional redemption
Either series of the Notes will be redeemable, in whole or in part, at our option at any time and from time to time prior to maturity. If we redeem the 2031 Notes before December 15, 2030 or the 2036 Notes before October 15, 2035 (each, a “Par Call Date” with respect to such series of Notes), we will pay an amount equal to the greater of (i) 100% of the principal amount of the applicable series of the Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points for the 2031 Notes and 25 basis points for the 2036 Notes, less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the date of redemption.
If we redeem either series of the Notes on or after the applicable Par Call Date, we will pay an amount equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest to the redemption date.
“Treasury Rate” with respect to each series of the Notes, means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date for such Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.
On or before a redemption date, we will deposit with a paying agent (or with the trustee) sufficient money to pay the redemption price and accrued interest on the Notes to be redeemed.
If less than all of the Notes of either series are to be redeemed at any time, the trustee will select Notes (or any portion of Notes in integral multiples of  $1,000) for redemption as follows:
•
if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

•
if the Notes are not so listed or there are no such requirements, on a pro rata basis, by lot or, if the Notes are in the form of Global Notes, by such method as the depositary shall require.

However, no Note with a principal amount of  $2,000 or less will be redeemed in part. Notice of any such optional redemption will be mailed by first class mail at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note to be redeemed.
Events of default
Each of the following is an “Event of Default” with respect to the Notes of either series:
•
default in payment when due of the principal of or any premium on any Note of that series at maturity, upon redemption or otherwise;

•
default for 60 days in the payment when due of interest on any Note of that series;

•
failure by us or, if and so long as the Notes of that series are guaranteed by a Subsidiary Guarantor, by such Subsidiary Guarantor, for 90 days after receipt of notice from the trustee or the holders to comply with any other term, covenant or warranty in the Indenture or the Notes (provided that notice need not be given, and an Event of Default will occur, 90 days after any breach of the covenants described under “— Consolidation, Merger or Sale”);

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt of ours or any of the Subsidiaries of Plains All American Pipeline (or the payment of which is guaranteed by Plains All American Pipeline or any of its Subsidiaries), whether such debt or guarantee now exists or is created after the Issue Date, if  (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such debt prior to the expiration of any grace period provided in such debt (a “Payment Default”), or (y) results in the acceleration of the maturity of such debt to a date prior to its originally stated maturity, and, (b) in each case described in clause (x) or (y) above, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

•
specified events in bankruptcy, insolvency or reorganization of us or, if and so long as the Notes of that series are guaranteed by a Subsidiary Guarantor, by such Subsidiary Guarantor; or

•
if and so long as the Notes of that series are guaranteed by a Subsidiary Guarantor:

(a)
the guarantee by such Subsidiary Guarantor ceases to be in full force and effect, except as otherwise provided in the Indenture;

(b)
the guarantee by such Subsidiary Guarantor is declared null and void in a judicial proceeding; or

(c)
such Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

An Event of Default regarding the Notes of either series will not necessarily constitute an Event of Default for the other series or for any other series of debt securities that may be issued under the Base Indenture. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization involving us, but not any Subsidiary Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the Notes of either series, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of that series may declare all the Notes of such series to be due and payable immediately.
Within five days after any of our officers becomes aware of the occurrence of any Default (meaning an event that is, or after the giving of notice or passage of time or both would be, an Event of Default) or Event of Default, we are required to give an officers’ certificate to the trustee specifying the Default or Event of Default and what action we are taking or propose to take to cure it. In addition, we and the Subsidiary Guarantors, if any, are required to deliver to the trustee, within 90 days after the end of each fiscal year, an officers’ certificate indicating that we have complied with all covenants contained in the Indenture or whether any Default or Event of Default has occurred during the previous year.
If a Default with respect to the Notes of either series occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such series of the Notes a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to the Notes of either series, the trustee may withhold such notice, but only if and so long as a committee of responsible officers of the trustee in good faith determines that withholding such notice is in the interests of such holders.
Consolidation, merger or sale
We will not merge, amalgamate or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person, whether in a single transaction or series of related transactions, except in accordance with the provisions of the partnership agreement of Plains All American Pipeline, and unless:
•
we are the surviving Person in the case of a merger, or the surviving Person:

(a)
is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia, provided that PAA Finance Corp. may not merge, amalgamate or consolidate with or into another Person other than a corporation satisfying such requirement for so long as Plains All American Pipeline is not a corporation; and

(b)
expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance or observance of all the other obligations under the Indenture to be performed or observed by us;

•
immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

•
if we are not the surviving Person, then any Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which we have consummated a transaction under this provision, shall have confirmed that its guarantee of the Notes shall continue to apply to the obligations under the Notes and the Indenture; and

•
we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the merger, amalgamation, consolidation, sale, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture and all other conditions precedent to the transaction have been complied with.
Thereafter, the surviving Person will be substituted for us under the Indenture. If we sell or otherwise dispose of  (except by lease) all or substantially all of our assets and the above stated requirements are satisfied, we will be released from all our liabilities and obligations under the Indenture. If we lease all or substantially all of our assets, we will not be so released from our obligations under the Indenture.
Modification of the indenture
Generally, we, any Subsidiary Guarantors and the trustee may amend or supplement the Indenture, any guarantees and either series of the Notes with the consent of the holders of at least a majority in principal amount of the then outstanding Notes of the applicable series. However, without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a nonconsenting holder):
•
reduce the principal amount of such Notes whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal of or change the fixed maturity of any such Note;

•
reduce or waive the premium payable upon redemption or alter or waive the other provisions with respect to the redemption of any such Notes;

•
reduce the rate of or change the time for payment of interest on any such Note;

•
waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on, any Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount and a waiver of the payment default that resulted from such acceleration);

•
release any security that may have been granted with respect to such Notes;

•
make any note payable in currency other than that stated in such Notes;

•
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of or premium, if any, or interest on the Notes;

•
waive a redemption payment with respect to any such Note;

•
except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its obligations with respect to such Notes under its guarantee or the Indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•
make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

Notwithstanding the preceding paragraph, without the consent of any holder of Notes, we, any Subsidiary Guarantors and the trustee may amend or supplement the Indenture or the Notes:
•
to cure any ambiguity, defect or inconsistency;

•
to provide for uncertificated Notes in addition to or in place of certificated Notes;

•
to provide for the assumption of our or the confirmation of any Subsidiary Guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to add or release any Subsidiary Guarantors as permitted pursuant to the terms of the Indenture (see “— Possible Future Guarantees”);

•
to make any changes that would provide any additional rights or benefits to the holders of such Notes that do not, taken as a whole, adversely affect the rights under the Indenture of any holder of such Notes;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee;

•
to add any additional Events of Default;

•
to secure such Notes and/or any guarantees; or

•
to establish the form or terms of any other series of debt securities under the Base Indenture.

Covenants
Limitations on liens
We will not, nor will we permit any Subsidiary of Plains All American Pipeline to, create, assume, incur or suffer to exist any lien upon any Principal Property or upon any Capital Interests of any Restricted Subsidiary, whether owned or leased or hereafter acquired, to secure any of our debt or any debt of any other Person (other than debt securities issued under the Base Indenture), without in any such case making effective provision whereby all of the Notes shall be secured equally and ratably with, or prior to, such debt so long as such debt shall be so secured. The following are excluded from this restriction:
•
Permitted Liens;

•
any lien upon any property or assets created at the time of acquisition of such property or assets by us or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

•
any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof  (whichever is later), to provide funds for any such purpose;

•
any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by us or any Restricted Subsidiary); provided, however, that such lien only encumbers the property or assets so acquired;

•
any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Restricted Subsidiary;

•
any lien upon any of our property or assets or the property or assets of any Restricted Subsidiary in existence on December 10, 2003 or provided for pursuant to agreements existing on December 10, 2003;

•
liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court ordered award or settlement as to which we or the applicable Restricted Subsidiary has not exhausted its appellate rights;

•
any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancings, refundings or replacements of liens, in whole or in part, referred to above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any of our expenses and the expenses of the Restricted Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

•
any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing our debt or debt of any Restricted Subsidiary.

Notwithstanding the preceding, we may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property or Capital Interests of a Restricted Subsidiary to secure our debt or debt of any Person (other than debt securities issued under the Base Indenture), that is not excepted above without securing the Notes, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all other liens not excepted above, together with all Attributable Indebtedness from Sale-leaseback Transactions, excluding Sale-leaseback Transactions permitted in the first paragraph under “— Limitations on Sale-leasebacks,” does not exceed 15% of Consolidated Net Tangible Assets.
Limitations on Sale-leasebacks
We will not, and will not permit any Subsidiary of Plains All American Pipeline to, engage in a Sale-leaseback Transaction, unless:
•
such Sale-leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

•
the Sale-leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

•
the Attributable Indebtedness from that Sale-leaseback Transaction is an amount equal to or less than the amount that we or such Subsidiary would be allowed to incur as debt secured by a lien on the Principal Property subject thereto without equally and ratably securing the Notes; or

•
we or such Subsidiary, within a one-year period after such Sale-leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of us or any Subsidiary, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of the business of Plains All American Pipeline or that of its Subsidiaries.

Notwithstanding the preceding, we may, and may permit any Subsidiary of Plains All American Pipeline to, effect any Sale-leaseback Transaction that is not excepted above, provided that the Attributable Indebtedness from such Sale-leaseback Transaction, together with the aggregate principal amount of then outstanding debt (other than debt securities issued under the Base Indenture) secured by liens upon Principal Properties not excepted in the first paragraph under “— Limitations on Liens,” does not exceed 15% of Consolidated Net Tangible Assets.
SEC reports
Regardless of whether Plains All American Pipeline is required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will electronically file with the SEC, so long as the Notes are outstanding, the annual, quarterly and other periodic reports that it is required to file (or would otherwise be required to file) with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents will be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which it is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the SEC.
If such filings are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, we will provide the trustee with, and the trustee will mail to any holder of Notes requesting in writing to the trustee copies of, such annual, quarterly and other periodic reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after its Required Filing Date.
Defeasance and discharge
At any time we may terminate all our obligations under the Indenture as they relate to either series of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and timely payments therefrom and obligations to register the transfer of or exchange the Notes of that series, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent for the Notes.
Also, at any time, we may terminate our obligations under covenants described in the first paragraph of  “— Possible Future Guarantees,” under “— Covenants” and under “— SEC Reports” with respect to the Notes of the defeased series (“covenant defeasance”), and thereafter our failure to comply with any of such covenants would not constitute an Event of Default with respect to that series.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, any guarantee obligation with respect to the Notes will be deemed to have been discharged with respect to the Notes of the defeased series.
In order to exercise either defeasance option, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the Indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the Notes of the defeased series to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
In the event of any legal defeasance, holders of the Notes of the defeased series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their Notes until maturity.
Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the Notes of the defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the Notes of either series and the Notes of that series are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however.
In addition, we may satisfy and discharge all our obligations under the Indenture with respect to either series of the Notes, other than certain obligations to the trustee and our obligation to register the transfer of or exchange the Notes, provided that we either:
•
deliver all outstanding Notes of the applicable series to the trustee for cancellation; or

•
all Notes of the applicable series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point we have irrevocably deposited with the trustee in trust an amount of cash or U.S. Government Obligations or a combination thereof sufficient to pay the entire indebtedness of the Notes of the applicable series, including interest and premium, if any, to the stated maturity or applicable redemption date; and comply with the other requirements of the Indenture in relation to satisfaction and discharge.

Definitions
“Attributable Indebtedness,” when used with respect to any Sale-leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments, other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights during the remaining term of the lease included in such Sale-leaseback Transaction including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.
“Board of Directors” means (a) with respect to Plains All American Pipeline, the board of directors of the Managing General Partner, and (b) with respect to PAA Finance Corp., its board of directors or, in each case, with respect to any determination or resolution permitted to be made under the Indenture, any authorized committee or subcommittee of such board.
“Capital Interests” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such Person.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom:
(1)
all current liabilities excluding:

(a)
any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

(b)
current maturities of long-term debt; and

(2)
the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth on the consolidated balance sheet of Plains All American Pipeline for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Funded Debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.
“Issue Date” means the date on which the Notes are initially issued.
“Managing General Partner” means (i) Plains All American GP LLC, a Delaware limited liability company (and its successors and permitted assigns), as general partner of Plains AAP, L.P., a Delaware limited partnership (and its successors and permitted assigns), as sole member of PAA GP LLC (and its successors and permitted assigns), as general partner of Plains All American Pipeline or (ii) the business entity with the ultimate authority to manage the business and operations of Plains All American Pipeline.
“Pari Passu Debt” means any of our Funded Debt, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the Notes.
“Permitted Liens” means:
(1)
Liens upon rights-of-way for pipeline purposes;

(2)
any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;
(3)
the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of any property;

(4)
liens of taxes and assessments which are: (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity of which is being contested at the time by us or any Restricted Subsidiary in good faith;

(5)
liens of, or to secure performance of, leases, other than capital leases;

(6)
any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

(7)
any lien upon property or assets acquired or sold by us or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(8)
any lien incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9)
any lien in favor of us or any Restricted Subsidiary;

(10)
any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by us or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

(11)
any lien securing industrial development, pollution control or similar revenue bonds;

(12)
any lien securing our debt or debt of any Restricted Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof  (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to holders of outstanding debt securities under the Base Indenture (including the Notes) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding debt securities under the Base Indenture (including the Notes), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Restricted Subsidiary in connection therewith;

(13)
liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;

(14)
any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

(15)
any lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings;

(16)
easements, exceptions or reservations in any property of Plains All American Pipeline or any property of any of its Restricted Subsidiaries granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of its business or the business of Plains All American Pipeline and its Subsidiaries, taken as a whole;
(17)
liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of Plains All American Pipeline’s or any Restricted Subsidiary’s business that are customary in the business of marketing, transportation and terminalling of crude oil and/or marketing of liquefied petroleum gas; or

(18)
any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means, whether owned or leased on the Issue Date or thereafter acquired:
(1)
any of the pipeline assets of Plains All American Pipeline or the pipeline assets of any Subsidiary of Plains All American Pipeline, including any related facilities employed in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives or petrochemicals; and

(2)
any processing or manufacturing plant or terminal owned or leased by Plains All American Pipeline or any Subsidiary of Plains All American Pipeline; except, in either case above: (a) any such assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and (b) any such assets, plant or terminal which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of Plains All American Pipeline or the activities of Plains All American Pipeline and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary of Plains All American Pipeline owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.
“Sale-leaseback Transaction” means the sale or transfer by us or any Subsidiary of Plains All American Pipeline of any Principal Property to a Person (other than us or a Subsidiary of Plains All American Pipeline) and the taking back by us or any Subsidiary of Plains All American Pipeline, as the case may be, of a lease of such Principal Property.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to any Person:
(1)
any other Person of which more than 50% of the total voting power of shares or other Capital Interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees (or equivalent persons) thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or

(2)
in the case of a partnership, more than 50% of the partners’ Capital Interests, considering all partners’ Capital Interests as a single class, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means any Subsidiary of Plains All American Pipeline that executes a supplemental indenture to provide a guarantee of either or both series of the Notes in accordance with the provisions of the Indenture and its successors and assigns.

Book-entry, delivery and form
We will issue each series of the Notes in the form of one or more fully registered global notes, without coupons, each of which we refer to as a “Global Note.” Each such Global Note will be registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States and by Euroclear Bank SA/NV (the “Euroclear Operator”), as an operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), in Europe. Unless and until definitive notes are issued, all references to actions by holders of Notes issued in global form refer to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references to payments and notices to the holders refer to payments and notices to DTC, its nominee, Euroclear or Clearstream, as the case may be, as the registered holder of the Notes.
Electronic notes and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable Global Notes to be issued, held and transferred among these clearing systems through these links.
Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the trustee or any registrar and transfer agent with respect to the Notes will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing DTC’s, Euroclear’s or Clearstream’s operations.
The Notes in the form of one or more Global Notes will be registered in the name of DTC or a nominee of DTC. Where appropriate, links will be established among DTC, Euroclear and Clearstream to facilitate the initial issuance of any Notes sold outside the United States and cross-market transfers of the Notes associated with secondary market trading. Although the following information concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, we take no responsibility for the accuracy of that information.
Depository procedures
DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of securities transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct Participants. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.
The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC is recorded on the records of the Participants and the Indirect Participants.
DTC has also advised us that pursuant to procedures established by it, (a) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and (b) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold any interests in the Global Notes on behalf of their participants through their respective depositories, which in turn will hold such interests on the books of DTC. All interests in a Global Note, including any held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Any interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see “— Exchange of Book-Entry Notes for Certificated Notes.”
Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments in respect of the principal of  (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the underwriters, the trustee nor any of our or their agents has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective interests in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.
Except for trades involving only Euroclear and Clearstream participants, secondary market trading activity in interests in the Global Notes will settle in same-day funds, subject in all cases to the rules and procedures of DTC and the Participants. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under “— Exchange of Book-Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the Global Notes for Notes in certificated form and to distribute such Notes to its Participants.
Neither we, the underwriters, the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.
Exchange of book-entry notes for certificated notes
A Global Note is exchangeable for definitive notes in registered certificated form if  (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and (2) we fail to appoint a successor depository within 90 days. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Certain U.S. federal income tax consequences
The following discussion summarizes certain U.S. federal income tax consequences that may be relevant to the acquisition, ownership and disposition of the Notes. This discussion is based on the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the Notes.
This discussion is limited to holders who purchase the Notes in this offering for cash at a price equal to the issue price of the applicable series of the Notes (i.e., the first price at which a substantial amount of such series of the Notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the Notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences), or the tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax consequences that may be important to a particular holder in light of the holder’s special circumstances, or to certain categories of holders that may be subject to special rules, such as:
•
dealers in securities or currencies;

•
traders in securities that have elected the mark-to-market method of accounting for their securities;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
U.S. Holders who hold Notes through non-U.S. brokers or other non-U.S. intermediaries;

•
persons holding Notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•
former U.S. citizens or long-term residents of the United States;

•
banks or other financial institutions;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
persons subject to the alternative minimum tax;

•
entities that are tax-exempt for U.S. federal income tax purposes;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons deemed to sell the Notes under the constructive sale provisions of the Code;

•
persons holding the Notes through individual retirement accounts and other tax-deferred accounts;

•
persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code);

•
persons who receive a portion of the net proceeds from this offering pursuant to the redemption of our 4.65% Senior Notes due October 2025 and who also purchase the Notes in this offering; and

•
partnerships and other entities treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the Notes and partners therein should consult their own tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE TAX ADVICE TO ANY PARTICULAR INVESTOR. PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Certain additional payments
In certain circumstances (see “Description of Notes — Optional Redemption”), we may elect to redeem the Notes prior to maturity or to pay amounts on the Notes that are in excess of the stated interest or principal on the Notes. If any of these contingencies were to occur, it would affect the amount and timing of income recognized by you. Further, these contingencies may implicate the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of such contingencies occurring as causing the Notes to be treated as contingent payment debt instruments. Our position may be binding on you unless you disclose your contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. However, our position is not binding on the IRS, and it is possible that the IRS might take a different position, in which case, if the IRS’s position is sustained, you may be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the Notes.
Tax Consequences to U.S. Holders
The following summary will apply to you if you are a U.S. Holder of the Notes. You are a “U.S. Holder” for purposes of this discussion if you are a beneficial owner of a Note and you are for U.S. federal income tax purposes:
•
an individual who is a U.S. citizen or U.S. resident;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

Interest on the Notes
Interest on a Note generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Disposition of the Notes
You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized on such disposition and your adjusted tax basis in the Note. The amount realized will include the amount of any cash and the fair market value of any other property received for the Note. To the extent that any portion of the amount realized on the sale, redemption, exchange, retirement or other taxable disposition of a Note is attributable to accrued but unpaid interest on a Note, this amount generally will not be included in the “amount realized” but will instead be treated in the same manner as described above in “— Tax Consequences to U.S. Holders — Interest on the Notes.”
Your adjusted tax basis in a Note will generally equal the amount you paid for the Note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the Note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.
Information reporting and backup withholding
Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange, or retirement) of, Notes held by you, and backup withholding generally will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Additional tax on net investment income
An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and U.S. residents, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as Notes, less certain deductions. You should consult your own tax advisor with respect to this additional tax and its applicability in your particular circumstances.
Tax Consequences to Non-U.S. Holders
The following summary will apply to you if you are a non-U.S. holder of Notes. You are a “non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
Interest on the Notes
Subject to the discussion below of backup withholding and FATCA (as defined below) withholding payments to you of interest on a Note generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:
•
you do not own, actually or constructively, 10% or more of our capital or profits interests;

•
you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•
you are not a bank whose receipt of interest on the Note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•
interest on the Notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) to the applicable withholding agent. If you hold a Note through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment or fixed base in the United States to which such interest is attributable) and you meet the certification requirements described below. (See “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.”)
The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption from (or a reduced rate of) withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.
Disposition of the Notes
Subject to the discussion below of backup withholding you generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a Note unless:
•
the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•
you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described below under “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. Holder described in the second bullet point above, you will be subject to a U.S. federal income tax rate of 30% (or a lower applicable income tax treaty rate) on the gain derived from the sale or other disposition of a Note, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount recognized on a sale, redemption, exchange, retirement or other taxable disposition of the Notes is attributable to accrued but unpaid interest on the Notes, this amount generally will be treated in the same manner as described above in “Tax Consequences to U.S. Holders — Interest on the Notes.”
Income or gain effectively connected with a U.S. trade or business
If any interest on the Notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you, such interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to adjustments, may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a Note and gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information reporting and backup withholding
Payments to you of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.
Backup withholding generally will not apply to payments to you of interest on a Note if the certification described in “— Tax Consequences to Non-U.S. Holders — Interest on the Notes” is duly provided or you otherwise establish an exemption.
Payment of the proceeds from a taxable disposition (including a redemption, exchange or retirement) of a Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a Note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the taxable disposition of a Note effected outside the United States by such a broker if it has certain relationships with the United States.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Withholding on payments to certain foreign entities
Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the Notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a Note on or after January 1, 2019, proposed U.S. Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury Regulations until they are revoked or final U.S. Treasury Regulations are issued.
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of Notes might be eligible for refunds or credits of such taxes. You should consult your own tax advisor regarding the effects of FATCA on your investment in the Notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Underwriting (Conflicts of Interest)
Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, we have agreed to sell to each of the underwriters, for whom BofA Securities, Inc., Barclays Capital Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives, and the underwriters have agreed, severally and not jointly, to purchase the principal amount of the Notes of each series set forth opposite their respective names below:
	Principal Amount
Underwriter	2031 Notes	2036 Notes
BofA Securities, Inc.	$70,700,000	$55,550,000
Barclays Capital Inc.	70,700,000	55,550,000
PNC Capital Markets LLC	70,700,000	55,550,000
TD Securities (USA) LLC	70,700,000	55,550,000
Wells Fargo Securities, LLC	70,700,000	55,550,000
BMO Capital Markets Corp.	24,500,000	19,250,000
CIBC World Markets Corp.	24,500,000	19,250,000
Citigroup Global Markets Inc.	24,500,000	19,250,000
ING Financial Markets LLC	24,500,000	19,250,000
J.P. Morgan Securities LLC	24,500,000	19,250,000
Mizuho Securities USA LLC	24,500,000	19,250,000
MUFG Securities Americas Inc.	24,500,000	19,250,000
RBC Capital Markets, LLC	24,500,000	19,250,000
Regions Securities LLC	24,500,000	19,250,000
Scotia Capital (USA) Inc.	24,500,000	19,250,000
SMBC Nikko Securities America, Inc.	24,500,000	19,250,000
Truist Securities, Inc.	24,500,000	19,250,000
U.S. Bancorp Investments, Inc.	24,500,000	19,250,000
Morgan Stanley & Co. LLC	14,000,000	11,000,000
Zions Direct, Inc.	14,000,000	11,000,000
Total	$700,000,000	$550,000,000
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the Notes if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or, in certain circumstances, the underwriting agreement may be terminated.
Underwriting discounts
The underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at a price less a concession not in excess of 0.350% of the principal amount of the 2031 Notes, with respect to the 2031 Notes, or 0.400% of the principal amount of the 2036 Notes, with respect to the 2036 Notes. The underwriters may allow a discount not in excess of 0.250% of the principal amount of the 2031 Notes, with respect to the 2031 Notes, or 0.250% of the principal amount of the 2036 Notes, with respect to the 2036 Notes, on sales to certain other brokers and dealers. After this initial public offering, the public offering price, concession and discount for either series of the Notes may be changed.

The following table summarizes the compensation to be paid by us to the underwriters.
Underwriting Discount
Per 2031 Note	0.600%
Total	$4,200,000
Per 2036 Note	0.650%
Total	$3,575,000
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $3.6 million.
New issue of notes
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in each series of the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to whether or not a trading market for either series of the Notes will develop or as to the liquidity of any trading market for either series of the Notes which may develop. If an active public trading market for either series of the Notes does not develop, the market price and liquidity of such series of Notes may be adversely affected. If either series of the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Stabilization, short positions and penalty bids
In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, Notes in the open market to cover syndicate short positions or to stabilize the price of the Notes.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because such other underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Settlement
We expect delivery of the Notes will be made against payment therefor on or about September 8, 2025, which is the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Selling restrictions
Notice to prospective investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation or the FSMA.
In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons (i) who are “qualified investors” (as defined in the UK Prospectus Regulation), (ii) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Notes in the UK within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to prospective investors in the member states of the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to prospective investors in Japan
The Notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“Financial Instruments and Exchange Law”). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any resident of Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and in compliance with, the Financial Instruments and Exchange Law and any other applicable requirements of Japanese law.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Switzerland
This prospectus supplement and the accompanying base prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to prospective investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to prospective investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to prospective investors in South Korea
The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.
Notice to prospective investors in the Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.
The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Other relationships
Each of the underwriters and their affiliates have performed or may in the future perform investment and commercial banking and advisory services for us and our affiliates or engage in transactions with us and our affiliates, from time to time, in the ordinary course of their business for which they have received or will receive customary payments, fees and expenses. Affiliates of certain underwriters are lenders under our credit facilities or dealers under our commercial paper program and may hold commercial paper notes thereunder. Additionally, certain of the underwriters or their affiliates may hold some of the 4.65% Senior

Notes due October 2025. Accordingly, such underwriters or affiliates may receive a portion of the net proceeds from this offering used to redeem the 4.65% Senior Notes due October 2025.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes of either series. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of interest
Certain of the underwriters or their affiliates may hold some of the 4.65% Senior Notes due October 2025. Because certain of the underwriters and/or their affiliates may receive at least 5% of the net offering proceeds of this offering, such underwriters and/or their affiliates could be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because the Notes are “investment grade rated” as defined in paragraph (f)(8) of Rule 5121. Such underwriters and/or their affiliates will not confirm sales of the Notes offered hereby to any account over which it exercises discretionary authority without the prior written approval of the customer. Such underwriters and/or their affiliates will retain documentation of such approval in its records.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Legal matters
Certain legal matters in connection with the Notes being offered hereby will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas and for the underwriters by Baker Botts L.L.P., Houston, Texas.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Where you can find more information
We are “incorporating by reference” into this prospectus supplement information we file with the U.S. Securities and Exchange Commission (the “SEC”). This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K) until the offering and sale of the Notes contemplated by this prospectus supplement are complete:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including information specifically incorporated by reference from our Proxy Statement for our 2025 Annual Meeting;

•
Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025; and

•
Current Reports on Form 8-K filed with the SEC on January 10, 2025, January 15, 2025, March 26, 2025, May 23, 2025, June 17, 2025, August 18, 2025 and September 2, 2025.

You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus supplement and the accompanying base prospectus) at no cost by making written or telephone requests for copies to:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100
The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov.

PROSPECTUS
PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
Common Units
Preferred Units
Debt Securities
We may offer and sell common units representing limited partner interests in Plains All American Pipeline, L.P., preferred units representing limited partner interests in Plains All American Pipeline, L.P. and debt securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. PAA Finance Corp. may act as co-issuer of the debt securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units, preferred units and debt securities and the general manner in which we will offer the common units, preferred units and debt securities. The specific terms of any common units, preferred units or debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units, preferred units or debt securities.
Investing in our common units, preferred units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our securities.
Our common units are traded on the Nasdaq Global Select Market under the symbol “PAA.” We will provide information in the prospectus supplement for the trading market, if any, for any preferred units or debt securities we may offer.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 6, 2024.

This prospectus, any accompanying prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus and any prospectus supplement are not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we and PAA Finance Corp. have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Plains All American Pipeline, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such dates.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K) until all offerings under the registration statement and the prospectus are completed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

•
our Current Reports on Form 8-K filed on May 28, 2024, June 20, 2024, June 27, 2024 and August 22, 2024;

•
information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our proxy statement, on Schedule 14A, filed with the SEC on April 12, 2024; and

•
the description of our common units contained in Exhibit 4.16 of our Annual Report on Form 10-K for the year ended December 31, 2023, Form 8-A/A dated November 16, 2016 and Form 8-A dated December 11, 2020, and any subsequent amendment thereto filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100
We file periodic reports, current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains information we have filed electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available free of charge on our website at www.plains.com under “Investor Relations” as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
•
general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;

•
declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and natural gas liquids (“NGL”) production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;

•
fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;

•
unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

•
the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

•
negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

•
environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;

•
the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;

•
weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including wildfires and drought);

•
the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets;

•
negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;

•
loss of key personnel and inability to attract and retain new talent;

•
disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

•
the effectiveness of our risk management activities;

•
shortages or cost increases of supplies, materials or labor;

•
maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;

•
the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;

•
the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities;

•
the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

•
our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;

•
the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;

•
failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

•
tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

•
the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;

•
the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

•
the currency exchange rate of the Canadian dollar to the United States dollar;

•
inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

•
significant under-utilization of our assets and facilities;

•
increased costs, or lack of availability, of insurance;

•
fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

•
risks related to the development and operation of our assets;

•
the pace of development of natural gas infrastructure and its impact on expected crude oil production growth in the Permian Basin; and

•
other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL.

v

Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. See “Risk Factors” beginning on page 3 of this prospectus and discussed in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated into this prospectus by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS ALL AMERICAN PIPELINE, L.P.
Overview
We are a Delaware limited partnership formed in 1998. Our operations are conducted directly and indirectly through our primary operating subsidiaries.
Our business model integrates large-scale supply aggregation capabilities with the ownership and operation of critical midstream infrastructure systems that connect major producing regions to key demand centers and export terminals. As one of the largest crude oil midstream service providers in North America, we own an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins (including the Permian Basin) and transportation corridors and at major market hubs in the United States and Canada. Our assets and the services we provide are primarily focused on and conducted through two operating segments: Crude Oil and NGL.
PAA Finance Corp. was incorporated under the laws of the State of Delaware in 2004, is wholly owned by Plains All American Pipeline, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.
Our non-economic general partner interest is held by PAA GP, whose sole member is AAP. In addition to its ownership of PAA GP, as of June 30, 2024, AAP also owned a limited partner interest in us through its ownership of approximately 232.7 million of our common units (approximately 30% of our total outstanding common units and Series A preferred units combined). GP LLC is AAP’s general partner. PAGP is the sole and managing member of GP LLC, and, at June 30, 2024, owned an approximate 85% limited partner interest in AAP. PAGP GP is the general partner of PAGP.
As the sole member of GP LLC, PAGP has responsibility for conducting our business and managing our operations; however, the board of directors of PAGP GP has ultimate responsibility for managing the business and affairs of PAGP, AAP and us. GP LLC employs our domestic officers and personnel; our Canadian officers and personnel are employed by our subsidiary, Plains Midstream Canada ULC.
For purposes of this prospectus, unless the context clearly indicates otherwise, “Partnership,” “Plains,” “PAA,” “we,” “us,” “our,” “ours” and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. References to our “general partner,” as the context requires, include any or all of PAA GP Holdings LLC (“PAGP GP”), Plains GP Holdings, L.P. (“PAGP”), PAA GP LLC (“PAA GP”), Plains AAP, L.P. (“AAP”) and Plains All American GP LLC (“GP LLC”).
Ongoing Activities Related to Strategic Transactions
We are continuously engaged in the evaluation of potential transactions that support our current business strategy. In the past, such transactions have included the acquisition of assets that complement our existing footprint, the sale of non-core assets, the sale of partial interests in assets to strategic joint venture partners, and large investment capital projects. With respect to a potential acquisition or divestiture, we may conduct an auction process or participate in an auction process conducted by a third party or we may negotiate a transaction with one or a limited number of potential sellers (in the case of an acquisition) or buyers (in the case of a divestiture). Such transactions could have a material effect on our financial condition and results of operations.
We typically do not announce a transaction until after we have executed a definitive agreement. In certain cases, in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future efforts with respect to any such transactions will be successful, and we can provide no assurance that our financial expectations with respect to such transactions will ultimately be realized.

Principal Executive Offices and Internet Address
Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 646-4100. We maintain a website at www.plains.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Additional Information
For additional information about us please refer to the documents set forth under “Where You Can Find More Information” in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-14569) and any of our subsequent quarterly reports or current reports, which are incorporated by reference herein.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-14569) and in any of our subsequent quarterly reports or current reports, which are incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the market value of our common units, preferred units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities covered by this prospectus and any prospectus supplement for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
General
The debt securities will be:
•
our direct general obligations;

•
either senior debt securities or subordinated debt securities; and

•
issued under separate indentures (which may be existing indentures) among Plains All American Pipeline, PAA Finance and U.S. Bank Trust Company, National Association, as successor Trustee.

Plains All American Pipeline may issue debt securities in one or more series, and PAA Finance may be a co-issuer of one or more series of debt securities. PAA Finance was incorporated under the laws of the State of Delaware in May 2004, is wholly-owned by Plains All American Pipeline, and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section “Description of Our Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Plains All American Pipeline and PAA Finance, and the terms “Plains All American Pipeline” and “PAA Finance” refer strictly to Plains All American Pipeline, L.P. and PAA Finance Corp., respectively.
If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the latest registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.
Specific Terms of Each Series of Debt Securities in the Prospectus Supplement
A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•
whether PAA Finance will be a co-issuer of the debt securities;

•
whether the debt securities are senior or subordinated debt securities;

•
the title of the debt securities;

•
the total principal amount of the debt securities;

•
the assets, if any, that are pledged as security for the payment of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•
the prices at which we will issue the debt securities;

•
the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•
the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•
the dates on which the principal of the debt securities will be payable;

•
the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•
any conversion or exchange provisions;

•
any optional redemption provisions;

•
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•
any changes to or additional events of default or covenants; and

•
any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.
Possible Future Guarantees
We contemplate that none of the subsidiaries of Plains All American Pipeline will guarantee the debt securities of any series. If at any time after the issuance of the debt securities of any series, however, a subsidiary of Plains All American Pipeline guarantees any of our debt, we will cause such subsidiary to guarantee that series in accordance with the applicable indenture by simultaneously executing and delivering a supplemental indenture.
Any guarantors of a series of debt securities would unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same became due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, the related prospectus supplement will identify all of the guarantor subsidiaries. Also, such prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.
Any guarantees would be general obligations of the guarantors. Guarantees of subordinated debt securities would be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Plains All American Pipeline.
Consolidation, Merger or Asset Sale
Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.
However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:
•
the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that PAA Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Plains All American Pipeline is not a corporation;

•
the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default (as defined under “— Events of Default and Remedies” below) may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.
No Protection in the Event of a Change of Control
Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures
We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal of or change the fixed maturity of any debt security;

•
reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•
reduce the rate of or change the time for payment of interest on any debt security;

•
waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•
except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•
make any debt security payable in currency other than that stated in the debt securities;

•
in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•
waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•
except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•
make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:
•
to establish the form of terms of any series of debt securities;

•
to cure any ambiguity, defect or inconsistency;

•
to provide for uncertificated notes in addition to or in place of certificated notes;

•
to provide for the assumption of an issuer’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s assets;

•
in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Plains All American Pipeline;

•
to add or release any guarantors pursuant to the terms of the indenture;

•
to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

•
to add any additional Events of Default; or

•
to secure the debt securities and/or any guarantees.

Events of Default and Remedies
“Event of Default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:
•
failure to pay when due the principal of or any premium on any debt security of that series;

•
failure to pay, within 60 days of the due date, interest on any debt security of that series;

•
failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•
failure on the part of the issuers to comply with the covenant described under “— Consolidation, Merger or Asset Sale;”

•
failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•
certain events of bankruptcy, insolvency or reorganization of an issuer; or

•
any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.
If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.
Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.
No Limit on Amount of Debt Securities
Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.
Registration of Notes
We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.
No Personal Liability
None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of Plains All American Pipeline or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.
Payment and Transfer
The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.
If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.
The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.
Exchange, Registration and Transfer
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
We will not be required to:
•
issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•
register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Plains All American Pipeline. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:
•
we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Plains All American Pipeline within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•
any other default on any Senior Indebtedness of Plains All American Pipeline occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The subordinated indenture will not limit the amount of Senior Indebtedness that Plains All American Pipeline may incur, unless otherwise indicated in the prospectus supplement.
Book Entry, Delivery and Form
The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.
Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.
DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants’ accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority (“FINRA”).
We will wire all payments on the global debt securities to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.
Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•
we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance
Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:
(a)
either:

(1)
all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(2)
all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b)
we have paid or caused to be paid all other sums payable by us under the indenture; and

(c)
we have delivered an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.
The Trustee
U.S. Bank Trust Company, National Association is the Trustee under the senior indenture and will be the initial Trustee under the subordinated indenture. We maintain a banking relationship in the ordinary course of business with affiliates of U.S. Bank Trust Company, National Association.
Resignation or Removal of Trustee
If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.
The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.
Limitations on Trustee if it is a Creditor
Each indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or any guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to be Furnished to Trustee
Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Governing Law
Each indenture and all of the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF OUR PREFERRED UNITS
Series A Preferred Units
On January 28, 2016, we completed a private placement of 61,030,127 Series A Convertible Preferred Units representing limited partner interests in us (the “Series A preferred units”) for a cash purchase price of $26.25 per unit (the “Issue Price”). The Series A preferred units currently rank pari passu with our Series B preferred units (as defined below) and senior to our common units with respect to distribution rights and rights upon liquidation. The holders of the Series A preferred units receive cumulative quarterly distributions, subject to customary anti-dilution adjustments, within 45 days following the end of each quarter. The initial Series A preferred unit distribution was equal to an annual rate of 8% of the Issue Price ($2.10 per unit annualized). After the fifth anniversary of the January 28, 2016 issue date of the Series A preferred units, the holders of Series A preferred units, acting by majority vote, had the option to make a one-time election to reset the Series A preferred unit distribution rate to equal the then applicable rate of ten-year U.S. Treasury Securities plus 5.85% (the “Preferred Distribution Rate Reset Option”). In January 2023, the Series A preferred unitholders elected the Preferred Distribution Rate Reset Option. Effective January 31, 2023, the new Series A preferred unit distribution rate is equal to 9.375% per annum of the original Issue Price (approximately $2.46 per unit annualized).
We may redeem all or any portion of the outstanding Series A preferred units in exchange for cash, common units (valued at 95% of the volume-weighted average price of our common units for the 30 trading day period ending on the fifth trading day immediately prior to the date of such redemption) or a combination of cash and common units at a redemption price equal to 110% of the Issue Price, plus any accrued and unpaid distributions.
The holders of Series A preferred units may convert such units into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time (but not more often than once per quarter), in whole or in part, so long as any partial conversion is not for less than $100 million (calculated based on the closing price of our common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of a holder’s remaining Series A preferred units. We may convert the Series A preferred units into common units at any time (but not more often than once per quarter), in whole or in part, if the closing price of our common units is greater than 150% of the Issue Price for the preceding 20 trading days, so long as any partial conversion is not for less than $500 million (calculated based on the closing trading price of common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of the then outstanding Series A preferred units.
The Series A preferred units vote on an as-converted basis with our common units (see “Description of Our Common Units — Voting”) and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. In addition, upon certain events involving a change of control, the holders of the Series A preferred units may elect, among other potential elections, to convert their Series A preferred units into common units at the then applicable conversion rate.
Series B Preferred Units
On October 10, 2017, we issued 800,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in us (the “Series B preferred units”) at a price to the public of $1,000 per unit. The Series B preferred units currently rank pari passu with our Series A preferred units and senior to our common units with respect to distribution rights and rights upon liquidation.
The Series B preferred units represent perpetual equity interests in us, and they have no stated maturity or mandatory redemption date and are not redeemable at the option of the holders under any circumstances. Holders of the Series B preferred units generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to our partnership agreement that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series B preferred units, (ii) the creation or issuance of any parity securities if the cumulative distributions payable on then outstanding Series B preferred units are in arrears, (iii) the creation or issuance of any senior securities and (iv) the payment of distributions to our common unitholders out of capital surplus.
Holders of our Series B preferred units are entitled to receive, when, as and if declared by our general partner out of legally available funds for such purpose, cumulative semiannual or quarterly cash distributions, as applicable. Through November 15, 2022, distributions on the Series B preferred units were paid semiannually in arrears on the 15th day of May and November. After November 15, 2022, distributions on the Series B preferred units are payable quarterly in arrears on the 15th day of February, May, August and November of each year. The initial distribution rate for the Series B preferred units from and including October 10, 2017 to, but not including, November 15, 2022 was 6.125% per year of the liquidation preference per unit (equal to $61.25 per unit per year). From November 15, 2022 through August 14, 2023, distributions on the Series B preferred units accumulated for each distribution period at a percentage of the liquidation preference equal to the applicable three-month LIBOR plus a spread of 4.11% per annum. Subsequently, distributions on the Series B preferred units accumulate based on the applicable three-month SOFR, plus a credit spread adjustment of 0.26161%, plus 4.11% per annum.
The Series B preferred units have a liquidation preference of $1,000 per unit. We may, at any time, redeem the Series B preferred units, at our option, in whole or in part, at a redemption price of $1,000 per Series B preferred unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.
Future Issuances of Preferred Units
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner, subject to the approval of (i) the holders of our Series A preferred units with respect to securities that rank senior to, and in excess of a permitted amount of parity preferred securities pari passu with, the Series A preferred units with respect to distributions and (ii) the holders of our Series B preferred units for the issuance of parity securities or senior securities as described above under “— Series B Preferred Units.” As of the date of this prospectus, we had 71,090,468 Series A preferred units outstanding and 800,000 Series B preferred units outstanding.
Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:
•
the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•
the initial public offering price at which the preferred units will be issued;

•
any conversion or exchange provisions of the preferred units;

•
any redemption or sinking fund provisions of the preferred units;

•
the distribution rights of the preferred units, if any;

•
a discussion of any additional material federal income tax considerations regarding the preferred units; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

DESCRIPTION OF OUR COMMON UNITS
Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to cash distributions, see “Cash Distribution Policy.”
Our outstanding common units are listed on NASDAQ under the symbol “PAA.” Any additional common units we issue will also be listed on NASDAQ.
The transfer agent and registrar for our common units is Equiniti Trust Company, LLC.
Voting
Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the common unitholders. However, our unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business or governance, including the director voting rights described below.
Our general partner manages our day-to-day operations and activities; however, PAGP effectively controls our business and affairs through the exercise of its rights as the sole and managing member of GP LLC. The business and affairs of GP LLC are managed by or under the direction of the board of directors of PAGP GP, which we refer to as the “board.”
Subject to limited exceptions, PAGP GP’s Fourth Amended and Restated Limited Liability Company Agreement, as amended, provides that the board will consist of up to 13 members, including the CEO. In addition, if we fail to make three distributions on the Series A preferred units (whether or not consecutive), the holders of Series A preferred units will have the right to appoint a new member of the board to serve until such time as all accrued and unpaid distributions on the Series A preferred units have been paid in full.
The board is divided into three staggered classes. At each annual meeting, only the directors of the class whose term is expiring will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor.
PAGP holds annual shareholder meetings for the purpose of electing directors. PAA, which holds all of PAGP’s issued and outstanding Class C shares, will hold annual meetings of its limited partners entitled to vote immediately in advance of PAGP’s annual meetings. The purpose of our annual meetings is to allow our limited partners, other than AAP and holders of our Series B preferred units, to cast a “pass-through” vote instructing us how to vote the Class C shares that we own in the election of directors at PAGP’s annual meeting. We will vote (or refrain from voting) our Class C shares for the election of directors at the direction and on behalf of our eligible common and Series A preferred unitholders in the same proportion as the votes received from or withheld by our limited partners. Common units held by AAP will not be voted in the election of directors and will not be counted for purposes of determining whether a quorum exists.
Status as Limited Partner or Assignee
Except as described under “Description of Our Partnership Agreement — Limited Liability,” the common units will be fully paid, and common unitholders will not be required to make additional capital contributions to us.
Each purchaser of common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of our transfer agent or issued a common unit certificate. Purchasers may hold common units in nominee accounts.
An assignee, pending its admission as a substituted limited partner, is entitled to an interest in us equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.
Redemption Right
Each holder of AAP’s Class A units (other than PAGP) has the right (a “Redemption Right”) to cause AAP to redeem any or all of such holder’s AAP Class A units in exchange for the distribution of an equivalent number of our common units held by AAP. In connection with any such redemption, the redeeming holder will transfer the AAP Class A units to AAP and a corresponding number of PAGP Class B shares and general partner units (if applicable), in each case, to PAGP. The AAP Class A units transferred to AAP will be canceled, the PAGP Class B shares transferred to PAGP will be canceled and the general partner units transferred to PAGP (if applicable) will remain outstanding and increase PAGP’s ownership percentage in PAGP GP.
The above mechanisms are subject to customary conversion rate adjustments for equity splits, equity dividends and reclassifications.

CASH DISTRIBUTION POLICY
Distributions of Available Cash
General.   We will distribute to our unitholders, on a quarterly basis, all of our available cash in the manner described below.
Definition of Available Cash.   Available cash generally means, for any quarter ending prior to liquidation, all cash and cash equivalents on hand at the end of that quarter less reserves established in the reasonable discretion of the general partner to:
•
provide for the proper conduct of our business and the business of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

•
comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation; or

•
provide funds for future distributions to our Series A and Series B preferred unitholders or distributions to our common unitholders for any one or more of the next four quarters.

Our available cash also includes cash on hand resulting from borrowings made after the end of the quarter.
Operating Surplus and Capital Surplus
General. Cash distributions to our common unitholders will be characterized as either operating surplus or capital surplus. We distribute available cash from operating surplus differently than available cash from capital surplus. See “— Quarterly Distributions of Available Cash.”
Definition of Operating Surplus.   Operating surplus refers generally to:
•
our cash balances on the closing date of our initial public offering; plus

•
$25 million; plus

•
all of our cash receipts from operations, excluding cash that is capital surplus; less

•
all of our operating expenses, debt service payments (but not including payments required with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering), maintenance capital expenditures and reserves established for future operations.

Definition of Capital Surplus.   Capital surplus will generally be generated only by:
•
borrowings other than working capital borrowings;

•
sales of debt and equity securities; and

•
sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets in the ordinary course of business.

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed after the closing date of our initial public offering equals the operating surplus as of the end of the quarter prior to the distribution. Any available cash in excess of operating surplus, regardless of its source, will be treated as capital surplus.
If we distribute available cash from capital surplus for each common unit in an aggregate amount per common unit equal to the initial public offering price of the common units, there will not be a distinction between operating surplus and capital surplus, and all distributions of available cash will be treated as operating surplus. We do not anticipate that we will make distributions from capital surplus.
Effect of Issuance of Additional Units
We can issue additional common units or other equity securities for consideration and under terms and conditions approved by our general partner in its sole discretion and without the approval of our unitholders, other than current holders of our Series A preferred units and Series B preferred units in certain circumstances. We may fund acquisitions through the issuance of additional common units or other equity securities.
Holders of any additional common units that we issue will be entitled to share equally with our then-existing common unitholders in distributions of available cash. In addition, the issuance of additional interests may dilute the value of the interests of the then-existing unitholders.
Series A Preferred Units
The terms of our Series A preferred units and notable provisions with respect to distributions on the Series A preferred units are described under “Description of Our Preferred Units — Series A Preferred Units.”
Series B Preferred Units
The terms of our Series B preferred units and notable provisions with respect to distributions on the Series B preferred units are described under “Description of Our Preferred Units — Series B Preferred Units.”
Quarterly Distributions of Available Cash
After making distributions to holders of our outstanding preferred units, we will distribute the remainder of our available cash for each quarter prior to our liquidation to our common unitholders. We expect to make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.
Distributions from Operating Surplus
We will make distributions of available cash from operating surplus to all common unitholders, pro rata until we distribute an aggregate amount of available cash equal to the aggregate operating surplus generated by the Partnership from the time of our initial public offering through the end of the quarter in respect of such distribution.
Distributions from Capital Surplus
We will make distributions of available cash from capital surplus to all common unitholders pro rata. We may not make distributions of capital surplus without the approval of (i) holders of at least 75% of the outstanding Series A preferred units and (ii) holders of at least 66 2/3% of the outstanding Series B preferred units.
Distribution of Cash upon Liquidation
If we dissolve and liquidate, we will sell or otherwise dispose of our assets and adjust the partners’ capital account balances to reflect any resulting gain or loss. We will apply the proceeds of liquidation (i) first to the payment of our creditors in the order of priority provided in our partnership agreement and by law, (ii) second to the holders of outstanding preferred units in accordance with their adjusted capital account balances and (iii) thereafter, to the common unitholders in accordance with their adjusted capital account balances.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
The following is a summary of certain material provisions of our partnership agreement. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:
•
distributions of our available cash are described under “Cash Distribution Policy”;

•
allocations of taxable income and other tax matters are described under “Material U.S. Federal Income Tax Consequences”;

•
rights of holders of our preferred units are described under “Description of Our Preferred Units”; and

•
rights of holders of our common units are described under “Description of Our Common Units.”

Purpose
Our purpose under our partnership agreement is to serve as a partner of our operating partnerships and to engage in any business activities that may be engaged in by our operating partnerships or that are approved by our general partner. The partnership agreements of our operating partnerships provide that they may engage in any activity that was engaged in by our predecessors at the time of our initial public offering or reasonably related thereto and any other activity approved by our general partner.
Applicable Law; Forum, Venue and Jurisdiction
Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:
•
arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among unitholders or of unitholders to us, or the rights or powers of, or restrictions on, the unitholders or us);

•
brought in a derivative manner on our behalf;

•
asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our generally partner, or owed by our general partner to us or the unitholders;

•
asserting a claim arising pursuant to any provision of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”); or

•
asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.
By purchasing a common unit, a unitholder is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts) in connection with any such claims, suits, actions or proceedings. The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Power of Attorney
Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.
Issuance of Additional Securities
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.
It is likely that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.
Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests in us.
Amendments to Our Partnership Agreement
Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.
Withdrawal or Removal of Our General Partner
Our general partner may withdraw as general partner without obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates.
Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units and Series A preferred units, excluding any common units and Series A preferred units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding common units and Series A preferred units, excluding the common units and Series A preferred units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units and Series A preferred units, including those held by our general partner and its affiliates.
While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner.
In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units it owns.
Merger, Sale or Other Disposition of Assets
A merger or consolidation of us requires the prior consent of our general partner. However, our partnership agreement generally prohibits our general partner, without the prior approval of a majority of our outstanding units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without unitholder approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon any such mortgage, pledge, hypothecate or security interest without that approval.
If conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. Our unitholders are not entitled to dissenters’ rights or appraisal rights (and, therefore, will not be entitled to demand payment of a fair price for their units) under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:
•
first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities;

•
next, to all holders of preferred units an aggregate amount equal to the positive balance in their capital accounts distributed in a manner that provides the holders of preferred units with the same percentage of their respective liquidation preferences; and

•
finally, to all partners in accordance with the positive balance in their respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.
Change of Management Provisions
Our partnership agreement contains the following specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management:
•
generally, if a person acquires 20% or more of any class of units then outstanding other than from our general partner or its affiliates, the units owned by such person cannot be voted on any matter; and

•
provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Limited Call Right
If at any time our general partner and its affiliates (other than, with respect to the Series A preferred units, such affiliates that originally purchased Series A preferred units) own 80% or more of the issued and outstanding limited partner interests of any class, our general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our partnership agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in our partnership agreement and (2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date our general partner mails notice of its election to purchase the units.
Indemnification
Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner reasonably believed to be in or (in the case of an indemnitee other than the general partner) not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any indemnification.
We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Registration Rights
Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that such limited partner otherwise acts in conformity with the provisions of our partnership agreement, such limited partner’s liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital such limited partner is obligated to contribute to us in respect of such limited partner’s units plus such limited partner’s share of any undistributed profits and assets.
Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership. For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.
In addition, our partnership agreement limits any fiduciary duties our general partner might owe to our unitholders. As our general partner, our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we,” “us,” or “the Partnership” are references to Plains All American Pipeline, L.P. and its subsidiaries.
Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they relate to matters of federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax that may be applicable to certain unitholders. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under “— State, Local and Other Tax Considerations.” Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds.
Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of our units and potential changes in applicable tax laws.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) with respect to the Partnership’s classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. We will rely on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.
For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues:
•
the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans”);

•
whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Units — Allocations Between Transferors and Transferees”);

•
whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Units — Uniformity of Units”);

•
whether our use of simplifying conventions for making adjustments to “book” basis and relevant allocations is permitted by existing Treasury Regulations (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Uniformity of Units”); and

•
whether our allocations of income, gain, loss and deduction will be given effect for federal income tax purposes (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction”).

Taxation of the Partnership
Partnership Status
We expect to be treated as a partnership for federal income tax purposes and, therefore, subject to the discussion below under “— Administrative Matters — Information Returns and Audit Procedures”, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in its units. Please read “— Tax Consequences of Unit Ownership — Treatment of Distributions” and “— Disposition of Units”.
Section 7704 of the Code generally provides that a publicly traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes (i) interest, (ii) dividends, (iii) real property rents within the meaning of Section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any “mineral or natural resource”, and (vi) gains from the sale or other disposition of capital assets (or property described in Section 1231(b) of the Code) held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.
Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on the factual representations made by us and our general partner, including, without limitation:
(a)   Neither we nor any of our partnership or limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., has elected or will elect to be treated as a corporation for federal income tax purposes;
(b)   For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and
(c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.
We believe that these representations are true and will be true in the future.
If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income (i) to us (which would be allocated to our unitholders) so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets or (ii) by our unitholders so long as their respective shares of our liabilities do not exceed their adjusted tax basis in their units. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.
The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress and certain presidential administrations have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly traded partnerships. Recent proposals have provided for the expansion of the Qualifying Income Exception in certain circumstances and other proposals have provided for the total elimination of the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.
It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.
At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.
If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.
The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.
Tax Consequences of Unit Ownership
Limited Partner Status
Unitholders of the Partnership who are admitted as limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of the Partnership for federal income tax purposes.
As there is no direct or indirect controlling authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans.”
A unitholder who is not treated as a partner in us as described above is urged to consult its own tax advisors with respect to the tax consequences applicable to such unitholder under its particular circumstances.
Flow-Through of Taxable Income
Subject to the discussion below under “— Entity-Level Collections of Unitholder Taxes” and “— Administrative Matters — Information Returns and Audit Procedures,” with respect to payments we may be required to make on behalf of our unitholders, and aside from any taxes paid by a corporate subsidiary, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.
Basis of Units
A unitholder’s tax basis in its units initially will be the amount paid or treated as paid for those units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.
Treatment of Distributions
Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder’s tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under “— Disposition of Units.”
Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units may decrease such unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon such unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder’s share of our profits. Please read “— Disposition of Units.”
A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.
Limitations on Deductibility of Losses
A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.
Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.
In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. For this purpose, any income from a guaranteed payment for the use of capital generally will not be treated as passive income. As a result, holders of certain of our preferred units treated as receiving guaranteed payment for the use of capital generally may not be able to offset that income with losses or deductions allocated to our common units. Passive losses that exceed a unitholder’s share of the passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.
For taxpayers other than corporations in taxable years beginning before January 1, 2029, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount for 2024 is equal to $305,000, or $610,000 (increased annually by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.
Limitations on Interest Deductions
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss.

Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.
To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year. Further, a unitholder’s basis in his or her units will generally be increased by the amount of any excess business interest upon a disposition of such units.
In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:
•
interest on indebtedness allocable to property held for investment;

•
interest expense allocated against portfolio income; and

•
the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.
Entity-Level Collections of Unitholder Taxes
If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read “— Administrative Matters — Information Returns and Audit Procedures.” Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.
Allocation of Income, Gain, Loss and Deduction
Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.
It may not be administratively feasible to make the relevant adjustments to “book” basis and the relevant Section 704(c) allocations separately each time we issue units, particularly in the case of small or frequent unit issuances. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Vinson & Elkins, L.L.P., is unable to opine as to the validity of such conventions.
An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a unitholder’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the unitholder’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Our allocations and liquidation provisions are designed in a way to give effect to our allocations, except to the extent required to achieve parity among the preferred units. Consequently, Vinson & Elkins LLP is unable to opine on whether our allocations of income, gain, loss and deduction will be given effect for U.S. federal income tax purposes.
Treatment of Securities Loans
A unitholder whose units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.
Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “— Disposition of Units — Recognition of Gain or Loss.”
Tax Rates
Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.
In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units (without taking into account the 20% deduction discussed below). In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, subject to certain limitations, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:
•
the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to the unitholder for services rendered to the Partnership; and

•
any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Code.

The income attributable to our Canadian business operations is not considered effectively connected to our U.S. business, and as a result our unitholders will not be entitled to a deduction equal to 20% of his or her allocable share of such income.
Section 754 Election
We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our units under Section 743(b) of the Code to reflect the unit purchase price upon subsequent purchases of units and to adjust the tax basis in each of our assets under Section 734(b) of the Code in the event of our repurchase of common units in the open market. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).
Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we plan to elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).
Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “— Uniformity of Units.”
The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) or Section 734(b) adjustment to preserve the uniformity of units due to the lack of controlling authority. Because a unitholder’s adjusted tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s tax basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.
The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment or Section 734(b) adjustment we allocated to our depreciable assets to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than certain of our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.
Tax Treatment of Operations
Accounting Method and Taxable Year
We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “— Disposition of Units — Allocations Between Transferors and Transferees.”
Tax Basis, Depreciation and Amortization
The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Units — Recognition of Gain or Loss.”
The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “— Disposition of Units — Recognition of Gain or Loss.”
We are allowed a first-year bonus depreciation deduction equal to 60% of the adjusted basis of certain depreciable property acquired and placed in service in 2024. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year.
Valuation and Tax Basis of Each of Our Properties
The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units
Recognition of Gain or Loss
A unitholder will be required to recognize gain or loss on a sale or exchange of a unit equal to the difference, if any, between the unitholder’s amount realized and the adjusted tax basis in the unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the unit sold or exchanged. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a unit could result in a tax liability in excess of any cash received from such sale or exchange.
Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.
For purposes of calculating gain or loss on the sale or exchange of a unit, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.
Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of any unit transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:
•
a short sale;

•
an offsetting notional principal contract; or

•
a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans.”
Allocations Between Transferors and Transferees
In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.
Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.
A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.
Notification Requirements
A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.
Uniformity of Units
Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.
A unitholder’s adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss” and “— Tax Consequences of Unit Ownership — Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from any sale of our units might be increased without the benefit of additional deductions.
In addition, as described above at “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction,” if we aggregate multiple issuances of units for purposes of making adjustments to “book” basis and related tax allocations, to ensure the uniformity of our units, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Although our counsel, Vinson & Elkins L.L.P., is unable to opine as to the validity of such an approach, we do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material.
Tax-Exempt Organizations and Other Investors
Ownership of our units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our units.
Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to tax-exempt organizations will be unrelated business taxable income and will be taxable to a tax-exempt unitholder. Tax-exempt unitholders with more than one unrelated trade or business (including by attribution from the Partnership to the extent it is engaged in one or more unrelated trade or business) are required to separately compute their unrelated business taxable income with respect to each unrelated trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt unitholders to utilize losses from an investment in the Partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa. Additionally, all or part of any gain recognized by a tax exempt organization upon a sale or other disposition of our units may be unrelated business taxable income and may be taxable to them.
Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. In addition, distributions to non-U.S. persons will also be subject to a 10% withholding tax on the amount of any distribution in excess of our cumulative net income. As we do not compute our cumulative net income for such purposes due to the complexity of the calculation and lack of clarity in how it would apply to us, we intend to treat all of our distributions as being in excess of our cumulative net income for such purposes and subject to such 10% withholding tax. Accordingly, distributions to non-U.S. persons will be subject to a combined withholding tax rate equal to the sum of the highest applicable effective tax rate and 10%. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.
In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits.

That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.
A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, a substantial portion of a Non-U.S. Unitholder’s gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to federal income tax on gain from the sale or disposition of its units to the extent such gain is effectively connected with a U.S. trade or business. We expect a substantial portion of the gain from the sale or disposition of our units to be treated as effectively connected with a U.S. trade or business.
Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, the Treasury regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. For a transfer of interests in a publicly traded partnership that is effected through a broker, the obligation to withhold is imposed on the transferor’s broker. Current and prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our units.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.
The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.
Publicly-traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners.
If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.
Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced.
The Code requires us to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. We have designated our general partner as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.
Additional Withholding Requirements
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.
To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Other Investors”), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our units.

Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:
•
the name, address and taxpayer identification number of the beneficial owner and the nominee;

•
a statement regarding whether the beneficial owner is:

•
a non-U.S. person;

•
a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

•
a tax-exempt entity;

•
the amount and description of units held, acquired or transferred for the beneficial owner; and

•
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our units with the information furnished to us.
Accuracy-Related Penalties
Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.
State, Local and Other Tax Considerations
In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.
A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.
Tax Consequences of Ownership of Preferred Units
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of preferred units offered pursuant to this prospectus will be set forth in the prospectus supplement relating to the offering of such preferred units.

Tax Consequences of Ownership of Debt Securities
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of debt securities will be set forth in the prospectus supplement relating to the offering of such debt securities.
It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

PLAN OF DISTRIBUTION
Under this prospectus, we intend to offer our securities to the public:
•
through one or more underwriters for public offering and sale;

•
through one or more broker-dealers who may act as agent or may purchase securities as principal and thereafter resell the securities from time to time;

•
in or through one or more transactions (which may involve crosses and block transactions) or distributions, including exchange distributions, distributions to beneficial owners and/or secondary distributions;

•
on NASDAQ;

•
in the over-the-counter market;

•
in private transactions;

•
to investors directly;

•
through short sales and delivery of such securities to close out short positions;

•
a combination of any such methods of sale; or

•
or any other method permitted pursuant to applicable law.

We will price our securities at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to then-current market prices;

•
a fixed price; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.
Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.
To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in an applicable prospectus supplement. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the applicable prospectus supplement. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.
We may offer our units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.
Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on certain material U.S. federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,250,000,000
      $700,000,000 4.700% Senior Notes due 2031
      $550,000,000 5.600% Senior Notes due 2036

Prospectus supplement
September 3, 2025

Joint Book-Running Managers
BofA Securities
Barclays
PNC Capital Markets LLC
TD Securities
Wells Fargo Securities
BMO Capital Markets
CIBC Capital Markets
Citigroup
ING
J.P. Morgan
Mizuho
MUFG
RBC Capital Markets
Regions Securities LLC
Scotiabank
SMBC Nikko
Truist Securities
US Bancorp
Co-Managers
Morgan Stanley
Zions Capital Markets